EXHIBIT 10.2

BELL MICROPRODUCTS INC.
STOCK OWNERSHIP GUIDELINES
FOR EXECUTIVE OFFICERS AND DIRECTORS
AS OF AUGUST 3, 2005

As of August 3, 2005, the stock ownership guidelines for executive officers and directors of Bell Microproducts Inc. (the “Company”) are as follows:

Stock Ownership Policy for Officers and Directors

The Board of Directors has adopted stock ownership guidelines as listed below for the non-employee directors, the Chief Executive Officer and all other executive officers of the Company. Within five years from the appointment the director or executive officer should attain the ownership guideline. In the case of directors and executive officers elected on or before March 29, 2004, they should attain the ownership guideline on or before March 29, 2009:

•	Non-employee directors – 5,000 shares

•	Chief Executive Officer — stock having a value equal to a minimum of 1 times the annual salary

•	Other executive officers — stock having a value equal to a minimum of 0.5 times the annual salary

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